UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 4, 2021
COMSTOCK RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-03262	94-1667468

(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5300 Town and Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)
(972) 668-8800
(Registrant's Telephone No.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 (per share)	CRK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.
Indenture
On March 4, 2021, Comstock Resources, Inc. (the “Company”) issued $1.25 billion aggregate principal amount of its 6.75% senior notes due 2029 (the “Notes”) in a public offering (the “Offering”) pursuant to an Indenture, dated as of March 4, 2021 (the “Indenture”), by and among the Company, all of the subsidiaries of the Company and American Stock Transfer & Trust Company, LLC (“AST”), as trustee. All of the Company’s subsidiaries agreed to unconditionally guarantee the Company’s obligations under the Indenture and Notes.
The Notes will mature on March 1, 2029 and accrue interest at a rate of 6.75% per annum, payable semi-annually on March 1 and on September 1 of each year, commencing on September 1, 2021.
The Notes are senior unsecured obligations of the Company and rank equally in right of payment with all of the Company’s existing and future senior indebtedness and senior in right of payment to all of the Company’s existing and future subordinated indebtedness. The Notes are effectively subordinated to any of the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, including all borrowings under the Company's bank credit facility. The Notes are structurally subordinated to all liabilities of any of the Company’s subsidiaries that do not issue guarantees of the Notes.
On or after March 1, 2024, the Company may on one or more occasions redeem the Notes, in whole or in part, upon not less than 15 or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, if redeemed during the 12-month period beginning on March 1 of the years indicated below:

Year	Redemption Price
2024	103.375%
2025	102.250%
2026	101.125%
2027 and thereafter	100.000%
At any time before March 1, 2024, the Company may also redeem up to 35% of the aggregate principal amount of the Notes at a redemption price not greater than the net cash proceeds from certain equity offerings at the redemption price specified in the Indenture, plus accrued and unpaid interest, if any, to the date of redemption, with the proceeds of certain equity offerings.
Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), each holder of Notes may require the Company to repurchase all or a portion of the Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.
The Indenture contains covenants that limit, among other things, the Company’s and its restricted subsidiaries’ ability to (1) incur or guarantee additional debt or issue disqualified capital stock, (2) pay dividends or make other distributions on capital stock, (3) repurchase or redeem capital stock, (4) prepay, redeem or repurchase subordinated debt, (5) make certain investments, (6) create liens, (7) enter into transactions with affiliates, (8) sell assets, (9) issue or sell preferred stock of certain subsidiaries, and (10)

engage in mergers or consolidations. These covenants are subject to a number of important exceptions or qualifications.
The foregoing descriptions of the Indenture and the Notes are not complete and are qualified in their entirety by reference to the full text of the Indenture, a copy of which is filed herewith as Exhibit 4.1, and is incorporated into this Item 1.01 by reference.
Supplemental Indenture
Pursuant to the previously announced cash tender offers (the “Tender Offers”) for up to $1.25 billion aggregate maximum purchase price (the “Aggregate Maximum Purchase Price”) of its outstanding (i) 7.50% senior notes due 2025 (the “2025 Notes”), (ii) 9.75% senior notes due 2026 (the “First 2026 Notes”) issued under the indenture dated August 3, 2018, and (iii) 9.75% senior notes due 2026 (the “Second 2026 Senior Notes”, and together with the 2025 Notes and the First 2026 Notes, the “Existing Notes”) issued under the base indenture dated June 23, 2020, as modified by the First Supplemental Indenture, dated as of June 23, 2020 (as amended and supplemented to date, the “Second 2026 Indenture”), the Company received sufficient consents from the holders of the Second 2026 Notes (and met the other conditions set forth in the relevant Offer to Purchase dated February 18, 2021, as amended and supplemented), to enter into the supplemental indenture to the Second 2026 Indenture governing such Second 2026 Notes. On March 4, 2021, the Company, its guarantor subsidiaries and AST, as trustee, entered into the Second Supplemental Indenture amending and supplementing the Second 2026 Indenture (the “Second 2026 Notes Supplemental Indenture”). The Second 2026 Notes Supplemental Indenture amends the applicable redemption provisions to allow the Company to redeem the Second 2026 Notes upon not less than three business days’ prior written notice and eliminates most of the covenants and certain default provisions applicable to the Second 2026 Notes.
The foregoing descriptions of the Second 2026 Notes Supplemental Indenture is not complete and is qualified in its entirety by reference to the full text of the Second 2026 Notes Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.2, and is incorporated into this Item 1.01 by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above with respect to the Notes, the Indenture and the Supplemental Indenture is hereby incorporated into this Item 2.03 by reference, insofar as it relates to the creation of a direct financial obligation.

Item 8.01     Other Events.
On March 4, 2021 (the “Early Tender Date”), in connection with the Tender Offers, the Company accepted for payment and paid for $375,000,000 in aggregate principal amount of 2025 Notes, $74,819,000 in aggregate principal amount of First 2026 Notes, and $702,247,000 in aggregate principal amount of Second 2026 Notes, which were validly tendered and not validly withdrawn (the “Purchased Existing Notes”). The Tender Offer will expire at 11:59 pm, New York City time, on March 17, 2021, unless extended by the Company. Because the purchase price for the Existing Notes tendered prior to the Early Tender Date exceeds the Aggregate Maximum Purchase Price, the Company does not expect to accept for purchase any tenders of Existing Notes after the Early Tender Date.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
4.1
Indenture, dated March 4, 2021, by and among the Company, each of the guarantor subsidiaries named therein, and American Stock Transfer & Trust Company, LLC for the 6.75% Senior Unsecured Notes due 2029.

4.2	Second Supplemental Indenture, dated March 4, 2021, by and among the Company, each of the guarantor subsidiaries named therein, and American Stock and Transfer & Trust Company, LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: March 4, 2021	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer